UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):
April 24, 2023

BGSF, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGSF	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Items 2.01 and 2.03 are incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 24, 2023, BGSF, Inc. (the “Company”), through its subsidiary BGSF Professional, LLC, acquired substantially all of the assets, and assumed certain of the liabilities, of Arroyo Consulting LLC (the “Seller”), which includes 100% of the issued and outstanding equity interests of Micro Talent, SAS, a Colombian simplified stock corporation, and 99% of the issued and outstanding equity interests of Arroyo IT Solutions PL, an Indian private limited company (collectively “Arroyo Consulting”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated April 24, 2023, by and between BGSF Professional, LLC, the Seller, and Luis Fernando Sanchez and Maureen E. Herrera (the “Selling Persons”).

Arroyo Consulting is a nearshore/offshore professional workforce solutions firm that specializes in IT and software development with operations in the US, Colombia and India. For the fiscal year ended December 31, 2022, Arroyo Consulting had unaudited revenue of $16.2 million.

The purchase price was $8.0 million, subject to a working capital adjustment, of which $6.8 million cash was paid at closing. $350,000 of the purchase price was held back until the later of (i) the working capital adjustment, if any, or (ii) the Company’s receipt of a certain tax clearance letter from Seller, and $850,000 of the purchase price was held back for a period of one year as partial security for any indemnification obligations of the Seller. The Purchase Agreement further provides for earn-out payments of up to an aggregate of $8.5 million, provided certain agreed upon performance targets are met over a two-year period following the acquisition date. The cash at closing was paid out of financing available under our existing credit facility led by BMO Harris Bank, N.A. The Selling Persons have guaranteed the Seller’s obligations under the Purchase Agreement and the Seller, and the Selling Persons have agreed to certain noncompetition and nonsolicitation restrictions as set forth in the Purchase Agreement. The Purchase Agreement contains representations and warranties, covenants, and indemnification provisions that are customary for a transaction of this nature.

The Purchase Agreement is filed as Exhibit 2.1 hereto. The above description of the Purchase Agreement is not complete and is qualified in its entirety by reference to Exhibit 2.1, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 2.01 is incorporated by reference.

Item 7.01	Regulation FD Disclosure

On April 24, 2023, the Company issued a press release in connection with the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
2.1*	ASSET PURCHASE AGREEMENT, dated April 24, 2023, by and between BGSF Professional, LLC, Arroyo Consulting LLC, Luis Fernando Sanchez, and Maureen E. Herrera
99.1	Press release dated	April 24, 2023
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGSF, INC.

Date:	April 25, 2023		/s/ John Barnett
		Name: Title:	John Barnett Chief Financial Officer and Secretary (Principal Financial Officer)